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                                                                    EXHIBIT 23.2


                     [LETTERHEAD OF WARNICK MAESTAS & HICK]


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of the Sparta, Inc. Profit Sharing Plan of our report dated June 4, 1998 for the Sparta, Inc. Profit sharing Plan for the Plan year 1997.


                                                 /s/ WARNICK, MAESTAS & HICK
                                                 ---------------------------
                                                 WARNICK, MAESTAS & HICK


Costa Mesa, California
February 8, 1999